As filed with the Securities and Exchange Commission on April 4, 1997.
                          Registration No. 333-
======================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                  __________________________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                  __________________________________

                               AYDIN CORPORATION
                  __________________________________
            (Exact name of registrant as specified in its charter)
        Delaware                         23-2633708
_______________________________   _____________________________
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
   incorporation or organization)

        700 Dresher Road, Horsham, Pennsylvania 19044; (215) 657-7510
__________________________________________________________________
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ___________________

                     I. Gary Bard, Chairman of the Board,
                    President and Chief Executive Officer
                             Aydin Corporation
                              700 Dresher Road
                                P.O. Box 349
                             Horsham, PA 19044
                               (215) 657-7510
                     __________________________________
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                     __________________________________

                                  Copy to:

                         Robert A. Clancy, Esquire
                      Secretary and Corporate Counsel
                             Aydin Corporation
                              700 Dresher Road
                                P.O. Box 349
                             Horsham, PA 19044
                     __________________________________

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in con-nection with dividend or interest reinvestment plans, check the following box. _X_

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___
                  __________________________________

                       CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of each class  Amount to be    Proposed          Proposed
of securities        registered      maximum offering  maximum aggregate  Amount of
to be registered                     price per share   offering price     registration fee
__________________________________________________________________________________________
Common Stock,
$1.00 par value      596,927 shares   $11.25 (1)      $6,715,428 (1)     $2,035
==========================================================================================

(1) Pursuant to paragraph (c) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $11.25 per share, the average of the high and low sales prices of the Common Stock of the Company on the New York Stock Exchange on March 31, 1997.

                          _____________________

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 4, 1997

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                  PROSPECTUS

                               596,927 Shares

                             AYDIN CORPORATION
                       Common Stock, $1.00 par value
                        ___________________________

This Prospectus relates to 596,927 shares of Common Stock (the "Shares"), $1.00 par value, of Aydin Corporation (the "Company") beneficially owned by EA Industries, Inc. (the "Selling Stockholder"). The Shares represent approximately 11.5% of the outstanding shares of Common Stock of the Company. The Shares may be sold pursuant to the exercise of an option (the "EA Option") that EA has granted to I. Gary Bard, the Chairman, President and Chief Executive Officer of the Company, or his assigns, pursuant to which Mr. Bard or his assigns have the right to purchase all of the Shares for a purchase price of $11 per Share. The latest date on which the EA Option may be exercised is June 2, 1997 (the "Expiration Time"), unless it is extended. The Shares may be offered and sold pursuant to this Prospectus to Mr. Bard or to assignees of Mr. Bard, such as institutional or other sophisticated investors, who agree to purchase the EA Shares at the EA Option exercise price.

If the Shares are not sold to Mr. Bard or his assigns upon exercise of the EA Option, prior to the expiration date thereof, the Shares may thereafter be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholder, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions).

     The Common Stock of the Company is traded on the New York
Stock Exchange under the symbol "AYD." The last reported sale price of the Common Stock on the New York Stock Exchange on April 2, 1997 was $11.125 per share.

     The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.
                      _____________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      _____________________________

     See "Risk Factors" beginning on page 2 for a discussion of certain factors that should be considered by prospective purchasers of the securities offered hereby.
                      _____________________________

     This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                The date of this Prospectus is April   , 1997.

                            AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other informa-tion can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and such reports, proxy statements and other information concerning the Company can be inspected at such Exchange.

     The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


     The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Such requests should be addressed to: Secretary, Aydin Corporation, 700 Dresher Road, P.O. Box 349, Horsham, Pennsylvania 19044; telephone:
(215) 657-7510.

                                RISK FACTORS

     This Prospectus, including certain documents incorporated by reference herein, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933 (the "Securities Act"). Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below and certain other factors set forth elsewhere in this Prospectus. In addition to the other information contained and incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Shares offered hereby.

     Losses for the Most Recent Fiscal Year; Decline in Sales. The Company incurred a net loss of approximately $14.8 million for the year ended December 31, 1996. Net sales for 1996 of $117 million declined by 17% from 1995 sales of $141 million. While the Company is attempting to broaden its customer base and has sought to restructure certain parts of the Company's operations, there is no assurance that the Company will be successful in this effort or that profitability will return in the near future.

     Foreign Operations and Export Sales. The Company's domestic operations include significant sales derived from customers or projects located outside of the United States. For the year ended December 31, 1996, approximately $47.5 million, or 40.7%, of the Company's sales revenues were from foreign operations and exports. The Company and its foreign subsidiaries may be adversely affected by certain risks generally associated with foreign contracts and operations, including ownership and control limitations, currency fluctuations, repatriation of profits, enforcement of judgments, late delivery penalties, potential political or labor instability and general worldwide economic conditions. The Company has generally been able to protect itself against foreign credit risks and currency fluctuations through contract provisions that provide in most circumstances for payments in U.S. currency, advance payments, irrevocable letters of credit and price adjustments for inflation. Furthermore, contract provisions and treaty arrangements between the United States and certain foreign governments provide for certain protections with respect to repatriation of profits and enforcement of judgments. There can be no assurance, however, that the foregoing steps and protections will be adequate to prevent future adverse effects associated with such foreign operations and exports.

     Defense Cutbacks and Cancellation of Contracts at the Option of Governments. For the year ended December 31, 1996, sales to the U.S. Government (direct and indirect), principally the Department of Defense, amounted to approximately $38.7 million, or approximately 33% of the Company's net sales, a decline from approximately $44.3 million for the year ended December 31, 1995. The U.S. Government has made cutbacks in military spending in recent years and may reduce military expenditures further in the future, which may adversely affect the Company's business. All contracts with the U.S. Government and some foreign governments are subject to cancellation at the convenience of such government and such cancellations may adversely affect the Company's business.

     Competition. The market for communications products and systems is highly competitive and is characterized by continuing advances in products and technologies. In general, some of the Company's competitors have greater financial, technical and marketing resources than the Company. The Company's business, operating results and financial condition could be materially adversely affected by such competition.

     Working Capital Requirements; Cash Flow. The Company has financed its operations over the past two years from internal cash sources because of the limited availability of outside cash borrowing sources. At December 31, 1996, there was $2.8 million of short-term cash borrowings outstanding with no current availability for further cash borrowings. Also, at December 31, 1996, there was a letter of credit balance of $13.9 million issued against a $49 million advance payment received in 1990 in connection with a contract from the Government of Turkey. Offsetting the $13.9 million balance was $7.6 million of cash collateral. This letter of credit is currently being renewed in four-month intervals or until it reaches zero, whichever comes first. The Company anticipates that the letter of credit will reach zero during the second half of 1998. Although there can be no assurance that this letter of credit will continue to be renewed, management believes that the letter of credit will be renewed upon its current expiration and thereafter. The Company is currently seeking new banking arrangements on terms acceptable to the Company to supplement internally generated cash flows in meeting future potential operating requirements. The Company anticipates that its near-term cash requirements (in addition to renewed short-term financing requirements) can be financed through internally generated cash flows. Substantial amounts of cash flows are expected from certain of the Company's largest current long-term type contracts on which significant progress toward completion is expected in 1997. However, if the Company is unable to meet delivery deadlines or is unable to complete new banking arrangements on terms acceptable to the Company, cash flow will be negatively impacted, which could negatively impact the Company's financial condition and operations.

     New Management. Since May 1996, the Company has retained a new Chairman of the Board, President and Chief Executive Officer, a new Chief Financial Officer and, later in 1996, a new Vice President and President of the Aydin Communications Systems Group and a Vice President of Business Development and International Sales. Although the new management team has extensive experience, except for Mr. Bard, it has limited experience with the Company's products and customers. The Company's future operations will be substantially dependent on such new management personnel.

                                 THE COMPANY

     The Company is a Delaware corporation incorporated in September 1967. Its principal executive offices are located at 700 Dresher Road, P.O. Box 349, Horsham, Pennsylvania 19044 and its telephone number is (215) 657-7510.

                             SELLING STOCKHOLDER

     The Shares of the Company's Common Stock covered by this Prospectus (the "Shares") are, or may be, offered by the Selling Stockholder. The Selling Stockholder has been a beneficial owner of more than 10% of the outstanding shares of the Company's Common Stock since May 1996, and Irwin L. Gross, Chairman of the Selling Stockholder, is a director of the Company.

     The following table sets forth the Selling Stockholder's name and address, the number of shares of the Company's Common Stock owned by the Selling Stockholder prior to the offering made under this Prospectus, the number of shares to be offered for the account of the Selling Stockholder and the number of shares and percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by the Selling Stockholder upon the sale of the
Shares:

                                                                   Common Stock
                                                                   To Be Beneficially
                                                                   Owned If All Shares
                             Common Stock                          That May Be
                             Beneficially Owned                    Offered Hereunder
                             On March 31, 1997   Shares That       Are Sold
                             __________________  May Be Offered    ___________________
Name                         Shares   Percent    Hereunder         Shares    Percent
______________               _______  ________   ________________  _______   _______
EA Industries, Inc.
185 Monmouth Parkway
West Long Branch, NJ 07764   596,927    11.5%      596,927            0          0%

     The EA Option was granted pursuant to a letter agreement between the Selling Stockholder and the Company dated February 25, 1997 (the "Letter Agreement") in response to the Selling Stockholder's request that the Company cause the Shares to be to be registered for sale under the Securities Act pursuant to certain demand registration rights granted to the Selling Stockholder under a Registration Rights Agreement dated January 1997 between the Selling Stockholder and the Company.

     Under the Letter Agreement, if Mr. Bard or his assigns exercise the EA Option in full prior to the Expiration Time, the Company and the Selling Stockholder have agreed that upon consummation of the exercise of the Option: (i) the Company will issue to the Selling Stockholder a warrant (the "Warrant") to purchase up to 200,000 shares (the "Warrant Shares") of Common Stock of the Company exercisable for three years, of which 100,000 Warrant Shares would be exercisable at a price of $12.10 per share and 100,000 Warrant Shares would be exercisable at a price of $13.20 per share; (ii) the Company will enter into a new registration rights agreement with the Selling Stockholder with respect to the Warrant Shares, (iii) the Selling Stockholder will agree to serve as a consultant to the Company during the three-year term of the Warrant for the purpose of providing such assistance to the Company in soliciting customers internationally and exploring strategic joint ventures as the Selling Stockholder and the Company mutually deem appropriate in their reasonable discretion; and (iv) Irwin L. Gross, Chairman of the Selling Stockholder and a director of the Company, will resign as a director of the Company. If the EA Option is not exercised in full prior to the Expiration Time, the foregoing provisions described in this paragraph will become null and void.

                             PLAN OF DISTRIBUTION

     The Shares may be sold pursuant to the exercise of the EA Option, pursuant to which Mr. Bard or his assigns have the right to purchase all of the Shares for a purchase price of $11 per Share. The latest date on which the EA Option may be exercised is June 2, 1997, unless it is extended. The Shares may be offered and sold pursuant to this Prospectus to Mr. Bard or his assigns, such as institutional or other sophisticated investors, who agree to purchase the Shares at the $11 exercise price.

     The Company has been advised that if the Shares are not sold pursuant to the EA Option, the distribution of the Shares by the Selling Stockholder, or pledgees, donees or transferees of or other successors in interest to the Selling Stockholder, may be effected from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange or such other exchange or market on which the Common Stock may from time to time be traded, in negotiated transactions or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholder or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplemental prospectus).

     Any broker-dealer that participates with the Selling Stockholder in the distribution of Common Stock may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealer and any profit on the resale of Shares by such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

     The costs and expenses of the registration of the Shares, except for underwriting or selling discounts or commissions, will be paid by the Company. The costs and expenses borne by the Company will include, without limitation, all registration and filing fees, legal and accounting fees, printing expenses and costs of special audits incident to or required by the registration of the Shares.

                               USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company are incorporated by reference herein:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 31, 1997 by the Company pursuant to Section 13(a) of the Exchange Act.

     (b) The Company's definitive proxy statement filed with the Commission on March 27, 1997 pursuant to Section 14(a) of the
Exchange Act in connection with the Company's 1997 Annual Meeting of Stockholders to be held on April 25, 1997.

     (c) The Company's Registration Statement, File No. 1-7203, as amended, filed under Section 12(b) of the Exchange Act, containing a description of the Common Stock of the Company.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Such requests should be addressed to: Robert A. Clancy, Secretary and Corporate Counsel, Aydin Corporation, 700 Dresher Road, P.O. Box 349, Horsham, PA 19044; telephone: (215) 657-7510.

                                LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby has been passed upon for the Company by Robert A. Clancy, Corporate
Counsel and Secretary of the Company.

                                   EXPERTS

     The consolidated financial statements and schedule of the Company at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Registration fee .................$ 2,035
Legal fees and expenses.............6,000*
Accountants' fees and expenses......4,000*
Miscellaneous.......................  500*
                                  ________
                Total             $12,535*
                                  =========
*Estimated.

     The Company will bear all of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein to the extent that such person has been successful on the merits or otherwise; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met
the applicable standard of conduct.   Such determination is to be
made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article VII, Section 7 of the Company's By-Laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

     The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

     Additionally, Article SIXTH of the Company's Restated Certificate of Incorporation limits the liability of the Company's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Section 102(b)(7) permits the certificate of incorporation of a Delaware corporation to include a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that the provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.


Item 16.  Exhibits.

Exhibit No.       Exhibit

    3.1        Restated Certificate of Incorporation (filed as
               Exhibit No. 3(i) to Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

    3.2 By-Laws (filed as Exhibit No. 3(ii) to Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

    4.1 Option Agreement dated as of February 25, 1997 between EA Industries, Inc. and I. Gary Bard and assigns, and Extension to Option Agreement dated
               March 19, 1997.

    4.2 Letter Agreement dated February 25, 1997 between EA Industries, Inc. and Registrant, with appendices.

    4.3 Registration Rights Agreement dated January 1997 between Registrant and EA Industries, Inc.

    5.         Opinion and Consent of Robert A. Clancy, Esquire,
               Counsel to the Registrant with respect to the Securities being registered.

               Management Contracts
                  ---------------------

   10.1 Employment Agreement, I. Gary Bard (filed as Exhibit No. 10.1 to Registrant's Quarterly Report on Form
               10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.2        Employment Agreement, Klaus D. Oebel (filed as
               Exhibit No. 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.3        Employment Agreement, H. Barry Maser (filed as
               Exhibit No. 10.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.4        Employment Agreement, James R. Henderson (filed as
               Exhibit No. 10.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.5        The 1995 Incentive Stock Option Plan, as amended,
               (filed as Exhibit No. 10.5 to Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.6 The 1996 Equity Incentive Plan, as amended, (filed as Exhibit No. 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.7 Restricted Stock Agreement, Klaus D. Oebel, dated October 8, 1996 (filed as Exhibit No. 10.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.8 Restricted Stock Agreement, H. Barry Maser, dated October 8, 1996 (filed as Exhibit No. 10.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.9 Consulting Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.9 to Registrant's
               Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

   10.10 Restrictive Covenant Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.11 Resignation Agreement, Donald S. Taylor, dated September 13, 1996 (filed as Exhibit No. 10.11 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   21.1 Subsidiaries of Registrant (filed as Exhibit No. 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   23.1 Consent of Company Counsel is contained in his Opinion filed as Exhibit 5.

   23.2        Consent of Independent Auditors, Grant Thornton LLP.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to include any additional or changed material information on the plan of distribution:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement, or the most recent post-effective amendment hereto, which individually or in the aggregate, represents a fundamental change in the information set forth in this Registrational Statement; and

        (iii) to include any additional or changed material information on the plan of distribution;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment is a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering thereof; and

    (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

    The undersigned registrant hereby further undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania on April 4, 1997.

                         AYDIN CORPORATION

                         By: /s/ I. Gary Bard
                         I. Gary Bard
                         Chief Executive Officer, President and
                         Chairman of the Board of Directors

     Know all men by these presents, that each person whose signature appears below constitutes and appoints I. Gary Bard and Robert A. Clancy, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                         Date

/s/ I. Gary Bard        Chief Executive Officer,      April 4, 1997
I. Gary Bard            President  and Chairman of
                        the Board of Directors
                        (principal executive officer)

/s/ John F. Vanderslice Executive Vice President      April 4, 1997
John F. Vanderslice     and Director

/s/ Joames R. Henderson Vice President, Treasurer     April 4, 1997
James R. Henderson      and Chief Financial Officer
                        (principal financial officer)

/s/ Herbert Welber      Controller and Assistant      April 4, 1997
Herbert Welber          Treasurer
                        (principal accounting officer)

/s/ Nev A. Gokcen       Director                      April 4, 1997
Nev A. Gokcen

____________________    Director                      _____________
Irwin L. Gross


/s/ Gary Mozenter       Director                      April 4, 1997
Gary Mozenter

/s/ Harry D. Train, II  Director                      April 4, 1997
Harry D. Train, II

                             EXHIBIT INDEX

                   (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                      Exhibit

    3.1        Restated Certificate of Incorporation (filed as
               Exhibit No. 3(i) to Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

    3.2 By-Laws (filed as Exhibit No. 3(ii) to Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

    4.1 Option Agreement dated as of February 25, 1997 between EA Industries, Inc. and I. Gary Bard and assigns, and Extension to Option Agreement dated
               March 19, 1997.

    4.2 Letter Agreement dated February 25, 1997 between EA Industries, Inc. and Registrant, with appendices.

    4.3 Registration Rights Agreement dated January 1997 between Registrant and EA Industries, Inc.

    5          Opinion and Consent of Robert A. Clancy, Esquire,
               Counsel to the Registrant with respect to the securities being registered.

               Management Contracts
                  --------------------

   10.1 Employment Agreement, I. Gary Bard (filed as Exhibit No. 10.1 to Registrant's Quarterly Report on Form
               10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.2        Employment Agreement, Klaus D. Oebel (filed as
               Exhibit No. 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.3        Employment Agreement, H. Barry Maser (filed as
               Exhibit No. 10.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.4        Employment Agreement, James R. Henderson (filed as
               Exhibit No. 10.4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996 and incorporated herein by reference).

   10.5        The 1995 Incentive Stock Option Plan, as amended,
               (filed as Exhibit No. 10.5 to Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.6 The 1996 Equity Incentive Plan, as amended, (filed as Exhibit No. 10.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.7 Restricted Stock Agreement, Klaus D. Oebel, dated October 8, 1996 (filed as Exhibit No. 10.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.8 Restricted Stock Agreement, H. Barry Maser, dated October 8, 1996 (filed as Exhibit No. 10.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.9 Consulting Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.9 to Registrant's
               Annual Report on Form 10-K for the year ended
               December 31, 1996 and incorporated herein by reference).

   10.10 Restrictive Covenant Agreement, Ayhan Hakimoglu, dated May 1, 1996 (filed as Exhibit No. 10.10 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   10.11 Resignation Agreement, Donald S. Taylor, dated September 13, 1996 (filed as Exhibit No. 10.11 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   21.1 Subsidiaries of Registrant (filed as Exhibit No. 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

   23.1 Consent of Company Counsel (included with option filed as Exhibit 5 hereto).

   23.2        Consent of Independent Auditors, Grant Thornton LLP.

                                                    Exhibit 4.1


THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                   STOCK OPTION AGREEMENT
                   ______________________

   STOCK OPTION AGREEMENT dated February 25, 1997 executed by EA INDUSTRIES, INC., a New Jersey corporation ("EA"), for the benefit of I. GARY BARD and his assigns (collectively, the "Optionee").

   EA and the Optionee wish to set forth the terms and conditions whereby the Optionee and/or the Optionee's assigns will have the option to purchase shares of the $1.00 par value common stock (the "Stock") of Aydin Corporation ("Aydin"). Accordingly, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, EA and the Optionee hereby agree as follows:

   1. Grant of the Option. Subject to the terms and conditions set forth in this Agreement, EA grants to the Optionee the option (the "Option") to purchase all of 596,927 shares of the Stock (the "Option Shares") for the purchase price of $11.00 per Option Share.

   2. Term of the Option. The Option granted hereunder shall expire at 5:00 p.m., Eastern Standard Time on March 19,
1997 (the "Expiration Time").

   3. Exercise of the Option. The Optionee may exercise the Option with respect to all of the Option Shares at any time prior to the Expiration Time by tendering to EA payment in full of the purchase price for the Option Shares together with written notice to EA of such exercise that states the following:

        (a) an acknowledgment that the Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel reasonably satisfactory to Aydin, may be made without violating the provisions of the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws); and

        (b) an acknowledgment that the Optionee understands that the Option Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission, that the Option Shares have not been registered under the Act or any other applicable securities laws and must be held indefinitely unless they are subsequently registered under such Act and applicable laws or an exemption from registration is available.

EA shall (i) transfer to the Optionee a stock certificate or certificates representing the Option Shares, free and clear of all pledges, claims, liens, encumbrances and other security interests, immediately upon the actual receipt by EA of any such written notice and payment of the purchase price (ii) deliver an assignment to the Optionee of EA's rights under the Registration Rights Agreement between Aydin and EA dated January , 1997 and (ii) deliver an irrevocable stock power, which shall be coupled with an interest, to the Optionee authorizing the Optionee to vote the Option Shares then being purchased at any meeting of stockholders of the Corporation for which EA is deemed the record holder with respect to such Option Shares.

   4. Transfer of the Option. This Option and all rights hereunder are assignable by the Optionee subject to compliance with applicable federal and state securities laws.

   5.   Miscellaneous.

        (a) Notices. All notices to EA provided for in this Agreement shall be in writing and shall either be hand delivered, sent by registered or certified mail, or delivered by a nationally recognized overnight delivery service to the following address (or such other address as may be designated by notice duly given in the manner provided herein):

        EA Industries, Inc.
        441 North Fifth Street
        Philadelphia, PA  19123
        Attention:  President

Any such notice, including but not limited to notices and tenders under Section 3 hereof, shall be deemed delivered (i) when hand delivered or (ii) on the day deposited with the nationally recognized overnight delivery service or in the U.S. registered or certified mail, addressed as provided above.

        (b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between EA and the Optionee regarding the subject matter hereof and supersedes all prior negotiations and agreements, whether oral or written, between EA and the Optionee with respect to the subject matter of this Agreement. This Agreement may not be modified except by a written agreement signed by the Optionee and a duly authorized officer of EA.

        (c) Severability. In the event of the invalidity or unenforceability of any part or provisions of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or provision of this Agreement, and the remainder of this Agreement shall continue in full force and effect in accordance with its terms.

        (d)  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF
PENNSYLVANIA.

        (e) Headings. The headings of paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

        (f) Binding Effect. This Agreement shall be binding upon EA and shall inure to the benefit of EA and the Optionee and their respective heirs, legal representatives, successors and permitted assigns.

   IN WITNESS WHEREOF, EA, by its duly authorized officer, has executed this Agreement as of the date first above written.

                               EA INDUSTRIES, INC.


                          By:/s/ Irwin L. Gross
                             Irwin L. Gross, President

Accepted and agreed to this
  25th  day of February, 1997


/s/ I. Gary Bard
I. Gary Bard

                                March 19, 1997

Mr. I. Gary Bard
c/o Aydin Corporation
700 Dresher Road
P.O. Box 349
Horsham, PA 19044

Dear Gary:

   Pursuant to the Stock Option Agreement (the "Option Agreement") dated February 25, 1997, EA Industries, Inc. ("EA") granted to you and your assigns an option (the "Option") to purchase all of 596,927 shares (the "Option Shares") of Common Stock of Aydin Corporation ("Aydin") owned by EA for the purchase price of $11 per share, which Option was scheduled to expire at 5:00 p.m., Eastern Standard Time, on March 19, 1997.

   EA hereby extends the Option until the earlier to occur of (i) the close of business on the fifth business day following the effective date, as determined by the Securities and Exchange Commission, of a Form S-3 registration statement (the "Registration Statement") that Aydin proposes to file under the Securities Act of 1933 with respect to the registration of the Option Shares or (ii) June 2, 1997.

   You agree to use your best efforts to cause Aydin to file its Annual Report on Form 10-K and the Registration statement for the registration of the Option Shares with the Securities and Exchange Commission on or before April 4, 1997 and to cause the Registration Statement to be declared effective as promptly thereafter as possible. Notwithstanding the second paragraph hereof, if the Registration Statement is not filed on or before such date, the Option shall expire as of the close of business on April 4, 1997. In such event, you agree to continue to use your best efforts to cause Aydin to file the Registration Statement and to cause it to be declared effective by the Securities and Exchange Commission.

   All terms and conditions of the Option Agreement shall hereafter continue in full force and effect in accordance with the terms of the Option Agreement, as extended hereby.

                    Sincerely,

                    EA INDUSTRIES, INC.

                    By:   /s/ Howard P. Kamins
                    Title:     Vice President


Accepted and Agreed as of the
date set forth above:

  /s/ I. Gary Bard
I. Gary Bard

                                                    Exhibit 4.2
                     AYDIN CORPORATION

   Telephone                                 700 Dresher Road
(215) 657-7510                                 P.O. Box 349
    FAX                                      Horsham, PA 19044
(215) 657-3830                                    U.S.A.

                     February 25, 1997


Irwin L. Gross, Chairman
EA Industries, Inc.
441 North Fifth Street
Philadelphia, PA  19123

Dear Irv:

     The purpose of this letter is to set forth the agreements we have reached in connection with the October 9, 1996 termination of the merger negotiations between Aydin and EA, the registration rights agreement entered into between Aydin and EA dated January __, 1997 (the "Registration Rights Agreement") and EA's January 27, 1997 request for registration of 596,927 shares (the "Shares") of Aydin Common Stock pursuant thereto. As you and I have discussed, Aydin does not have the financial ability to repurchase the Shares as permitted by Section 2 of the Registration Rights Agreement before the expiration of the repurchase right and Aydin believes that the interests of its stockholders would be best protected if the Shares were not offered for sale in a non-underwritten public offering at this time.

     Accordingly, Aydin and EA have agreed as follows:

     1. EA will grant I. Gary Bard and his assigns, an option (the "Option") to purchase the Shares as set forth in the form of Option Agreement attached hereto as Appendix A.

     2. Upon the closing of the exercise of the Option, Aydin will issue EA a warrant to purchase up to 200,000 shares of Aydin Common Stock (the "Warrant") in the form of Warrant attached hereto as Appendix B. The shares purchasable upon exercise of the Warrant will be subject to a registration rights agreement in the form attached hereto as Appendix C.
EA agrees to serve as a consultant to Aydin during the three-year term of the Warrant for the purpose of providing such assistance to Aydin in soliciting customers internationally and exploring strategic joint ventures as EA and Aydin mutually deem appropriate in their reasonable discretion.

     3. If the Option is exercised in accordance with its terms for the purchase of all of the Shares, Irwin L. Gross will thereupon resign as a director of Aydin.

     4. In the event that the Option is not exercised in full, the provisions of paragraphs 2 and 3 hereof shall terminate and be of no force or effect.

     If the foregoing correctly sets forth the agreements between Aydin and EA, please sign and return the enclosed copy of this letter to me.

                            Sincerely,

                               /s/ I. Gary Bard
                            I. Gary Bard, President


Accepted and agreed to this
____ day of February, 1997

EA INDUSTRIES, INC.


By:/s/ Irwin L. Gross
   Irwin L. Gross, Chairman

                        APPENDIX A


THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                   STOCK OPTION AGREEMENT
                   ______________________

   STOCK OPTION AGREEMENT dated February 25, 1997 executed by EA INDUSTRIES, INC., a New Jersey corporation ("EA"), for the benefit of I. GARY BARD and his assigns (collectively, the "Optionee").

   EA and the Optionee wish to set forth the terms and conditions whereby the Optionee and/or the Optionee's assigns will have the option to purchase shares of the $1.00 par value common stock (the "Stock") of Aydin Corporation ("Aydin"). Accordingly, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, EA and the Optionee hereby agree as follows:

   1. Grant of the Option. Subject to the terms and conditions set forth in this Agreement, EA grants to the Optionee the option (the "Option") to purchase all of 596,927 shares of the Stock (the "Option Shares") for the purchase price of $11.00 per Option Share.

   2. Term of the Option. The Option granted hereunder shall expire at 5:00 p.m., Eastern Standard Time on March 19,
1997 (the "Expiration Time").

   3. Exercise of the Option. The Optionee may exercise the Option with respect to all of the Option Shares at any time prior to the Expiration Time by tendering to EA payment in full of the purchase price for the Option Shares together with written notice to EA of such exercise that states the following:

        (a) an acknowledgment that the Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel reasonably satisfactory to Aydin, may be made without violating the provisions of the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws); and

        (b) an acknowledgment that the Optionee understands that the Option Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission, that the Option Shares have not been registered under the Act or any other applicable securities laws and must be held indefinitely unless they are subsequently registered under such Act and applicable laws or an exemption from registration is available.

EA shall (i) transfer to the Optionee a stock certificate or certificates representing the Option Shares, free and clear of all pledges, claims, liens, encumbrances and other security interests, immediately upon the actual receipt by EA of any such written notice and payment of the purchase price (ii) deliver an assignment to the Optionee of EA's rights under the Registration Rights Agreement between Aydin and EA dated January , 1997 and (ii) deliver an irrevocable stock power, which shall be coupled with an interest, to the Optionee authorizing the Optionee to vote the Option Shares then being purchased at any meeting of stockholders of the Corporation for which EA is deemed the record holder with respect to such Option Shares.

   4. Transfer of the Option. This Option and all rights hereunder are assignable by the Optionee subject to compliance with applicable federal and state securities laws.

   5.   Miscellaneous.

        (a) Notices. All notices to EA provided for in this Agreement shall be in writing and shall either be hand delivered, sent by registered or certified mail, or delivered by a nationally recognized overnight delivery service to the following address (or such other address as may be designated by notice duly given in the manner provided herein):

        EA Industries, Inc.
        441 North Fifth Street
        Philadelphia, PA  19123
        Attention:  President

Any such notice, including but not limited to notices and tenders under Section 3 hereof, shall be deemed delivered (i) when hand delivered or (ii) on the day deposited with the nationally recognized overnight delivery service or in the U.S. registered or certified mail, addressed as provided above.

        (b) Integration; Modification. This Agreement constitutes the entire understanding and agreement between EA and the Optionee regarding the subject matter hereof and supersedes all prior negotiations and agreements, whether oral or written, between EA and the Optionee with respect to the subject matter of this Agreement. This Agreement may not be modified except by a written agreement signed by the Optionee and a duly authorized officer of EA.

        (c) Severability. In the event of the invalidity or unenforceability of any part or provisions of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or provision of this Agreement, and the remainder of this Agreement shall continue in full force and effect in accordance with its terms.

        (d)  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF
PENNSYLVANIA.

        (e) Headings. The headings of paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

        (f) Binding Effect. This Agreement shall be binding upon EA and shall inure to the benefit of EA and the Optionee and their respective heirs, legal representatives, successors and permitted assigns.

   IN WITNESS WHEREOF, EA, by its duly authorized officer, has executed this Agreement as of the date first above written.

                               EA INDUSTRIES, INC.

                           By:
                           Irwin L. Gross, President

Accepted and agreed to this
  ____  day of February, 1997



I. Gary Bard

                        APPENDIX B

THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                          WARRANT

                 For the Purchase of up to
      200,000 Shares of Common Stock, 1.00 Par Value,
                            of
                     Aydin Corporation


1.   Issuance and Exercise of Warrant.

     1.1. Issuance of Warrant. For value received, EA Industries, Inc., a New Jersey corporation, or registered assigns, (the "Warrant Holder"), is entitled to purchase from Aydin Corporation, (the "Company"), a Delaware corporation, up to 200,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company, upon surrender of this Warrant to the Company and upon payment of the Exercise Price (as hereinafter defined), subject to the terms and conditions set forth herein.

     1.2. Exercise of Warrant; Expiration.

          (a) Exercisability. This Warrant is exercisable in whole or in part commencing on and after its date of issuance
and shall expire at 5:00 p.m., Philadelphia Time on [March   ,
2000] (the "Expiration Date"); provided, however, that the initial exercise of this Warrant shall be for the purchase of at least 100,000 Shares, as such amount may be adjusted from time to time pursuant to the provisions of Section 2 hereof.

          (b) Exercise Price. The price for which the Shares may be purchased upon the exercise of this warrant shall be as follows: (i) 100,000 of the Shares shall be exercisable for $12.10 per Share and (ii) 100,000 of the Shares shall be exercisable for $13.20 per Share (each such price being hereinafter referred to as the "Exercise Price").

     1.3. Adjustments; Anti-Dilution Provisions.

     1.4. Stock Split, Subdivision or Combination. If the Company, at any time while this Warrant is outstanding, shall split, subdivide or combine its Common Stock (by reclassification or otherwise than by payment of a dividend in the respective class), an appropriate and equitable adjustment shall be made as of the effective date of such action in the number of Shares as to which this Warrant, or portion thereof then unexercised, shall be exercisable and in the Exercise Price of such Shares in order to reflect such stock split, subdivision or combination.

     1.5. Asset or Capital Dividend. If the Company, at any time while this Warrant is outstanding, shall make a distribution of its assets to the holders of its Common Stock and/or any class of stock convertible into or exchangeable for its Common Stock as a dividend in liquidation or partial liquidation or as a return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the Commonwealth of Pennsylvania, the Warrant Holder shall, upon exercise and payment of the Exercise Price for each Share purchased hereunder within 14 business days after notification of such distribution pursuant to Section 12 below, be entitled to receive, in addition to the number of shares receivable thereupon, and without payment of any additional consideration thereof, a sum equal to the amount of such assets as would have been payable to such Warrant Holder had such Warrant Holder been the holder of record of such shares on the record date for such distribution; and an appropriate provision therefor shall be made for the Warrant Holder to be made a party to any such distribution.

     1.6. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization or Reclassification. In the event the Company, at any time or from time to time while this Warrant is outstanding, (a) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for capital stock or other securities or property of any other equity, or (c) shall transfer all or substantially all of its properties and assets to any other entity, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than one deemed to result in the issue of additional shares of such class), then, and in each such event, lawful provision shall be made so that the Warrant Holder shall be entitled to receive upon the exercise hereof at anytime after the consummation of such consolidation, merger, transfer, reorganization or reclassification, in lieu of the Shares issuable upon exercise of this Warrant prior to such consummation, the capital stock and other securities and property to which the Warrant Holder would have been entitled upon such consummation if the Warrant Holder had exercised this Warrant immediately prior thereto.

          1.7. Certificate of Adjustment. The Company shall promptly furnish or cause to be furnished to the Warrant
Holder a certificate setting forth each adjustment made pursuant to this Section 2.

     2. No Fractional Shares. No fractional Shares shall be issued in connection with any exercise hereof, and if the total number of Shares that remains unexercisable would result in a fraction, such number of Shares shall be rounded to the nearest whole Share.

     3. No Shareholder Rights. This Warrant shall not entitle the Warrant Holder to any of the rights of a stockholder of the Company.

     4. Reservation of Shares. The Company covenants that the Shares issuable upon the exercise of this Warrant have been duly authorized and reserved and, when issued and paid for, will be validly issued, fully paid and non-assessable. The issuance of this Warrant shall constitute full authority to those officers of the Company who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

     5.   Exercise of Warrant.

          5.1. Manner of Exercise. To exercise this Warrant, in whole or in part, the Warrant Holder shall deliver to the Company, at its address specified in Section 12 below: (a) a written notice in the form of Annex A hereto of such Warrant Holder's election to exercise this Warrant, specifying the number of Shares to be purchased and whether the purchase is pursuant to clause (i) or clause (ii) of Section 1.2(b),(b) a wire transfer or a certified or official bank check or checks payable to the order of the Company in an amount equal to the product of the applicable Exercise Price per Share and the number of Shares to be purchased at such time pursuant to the Warrant and such notice, and (c) the original copy of this Warrant. Upon receipt of such items, the Company shall, as promptly as practicable, and in any event within 20 days thereafter, issue or cause to be issued and delivered to such Warrant Holder a certificate or, if requested by the Warrant Holder, multiple certificates representing the aggregate number of full Shares issuable upon such exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Warrant Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that said notice, together with said cash or check or checks and this Warrant, are received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Warrant Holder a new Warrant evidencing the rights of such Warrant Holder to purchase the unpurchased Shares, which new Warrant shall in all other respects be identical to this Warrant.

          5.2. Payment of Taxes and Expenses. All Shares issuable upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery thereof, other than any federal, state or local income tax or other tax based upon gross or net income, owned by the Warrant Holder on account of such issuance or delivery. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares in any name other than that of the registered Warrant Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

     6.   Registration Rights. The Shares issued upon exercise
of this Warrant shall be subject to the Registration Rights
Agreement dated                       , 1997 between the
Company and the Warrant Holder.

     7. Agreement to Vote Shares. For as long as the Warrant Holder and/or any of its affiliates remain the beneficial owner of the Shares issued upon exercise of the Warrant, at any meeting of stockholders of the Company at which directors of the Company are to be elected, the Warrant Holder and each such affiliate agree to vote any and all such Shares for the election to the Board of those persons nominated by the Company's Board of Directors. The Warrant Holder further agrees that the Shares may not be transferred in a privately negotiated transaction that has not been registered under the Securities Act of 1933, unless the transferee shall have agreed to be bound by the terms of this Section 8. The Warrant Holder agrees to the placement of a restrictive legend on the certificate(s) representing the Shares relating to this restriction.

     8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrant Holder, will execute and deliver, in lieu thereof, a new Warrant.

     9. Transfer of Warrant. This Warrant may be transferred by the Warrant Holder subject to compliance with applicable federal and state securities laws; provided, however, that any transferee of this Warrant shall have agreed in writing to assume and be bound by the obligations of the Warrant Holder and/or its affiliates under the terms and provisions of Section 8 of this Warrant.

     10. Miscellaneous. This Warrant shall be governed by the internal law, but not the law of conflicts, of the State of Delaware. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally except by an instrument in writing signed by the Company and the registered Warrant Holder. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     11. Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or overnight delivery service, addressed to the Warrant Holder at such Warrant Holder's last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at Aydin Corpora-tion, 700 Dresher Road, P.O. Box 349, Horsham, PA 19044,
Attention: President, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     ISSUED THIS          day of                  , 1997.


                         AYDIN CORPORATION
Attest:

_________________________  By:_______________________
       Secretary              I. Gary Bard, President

                          ANNEX A

                    NOTICE OF EXERCISE

                    (To be Executed by
               the Registered Warrant Holder
             in Order to Exercise the Warrant)

     The undersigned hereby irrevocably elects to exercise the
right to purchase from Aydin Corporation           (        )
Shares covered by the Warrant dated March __, 1997 and issued to EA Industries, Inc., according to the conditions thereof.

     Check one:

     ___ Such exercise is being made pursuant to clause (i) of Section 1.2(b), and the undersigned herewith makes payment of the Exercise Price of such Shares in full. Such payment is hereby tendered in the
          form of $            by wire transfer or by
          certified or bank check.

     ___  Such exercise is made pursuant to clause (ii) of
          Section 1.2(b), and the undersigned herewith makes payment of the Exercise Price of such Shares in full. Such payment is hereby tendered in the form
          of $            by wire transfer or by certified or
          bank check.

     The undersigned understands that the Shares being issued hereunder have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that such Shares may not be sold, transferred, or assigned except: (i) pursuant to an effective registration thereof under the Act; or (ii) if in the opinion of counsel for the registered owner thereof, which opinion is reasonably satisfactory to the Company, the proposed sale, transfer or assignment may be effected without such registration under the Act and will not be in violation of applicable state securities laws.

               Printed Name
               of Registered
Dated:         Warrant Holder:


               Signature:


               Address:

                         APPENDIX C

                 REGISTRATION RIGHTS AGREEMENT
                 _____________________________

   REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of _____________, 1997 between Aydin Corporation, a Delaware corporation (the "Corporation") and EA Industries, Inc., a New
Jersey corporation (the "Warrant Holder").

                         RECITALS:
                         _________

   WHEREAS, the Warrant Holder holds a warrant to purchase from the Corporation 200,000 shares (the "Warrant Shares") of
Common Stock, $1.00 par value, of the Corporation; and

   WHEREAS, the Warrant Holder has requested certain registration rights to facilitate its disposition of the Warrant Shares in a registered public offering and the Corporation has agreed to grant the Warrant Holder certain registration rights as set forth in this Agreement in order to facilitate the orderly distribution of the Warrant Shares;

   NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

   1.   Definitions.  As used in this Agreement:

        "Commission" shall mean the Securities and Exchange
Commission, or any other federal agency at the time administering the Securities Act.

        "Common Stock" shall mean the Corporation's $1.00 par value Common Stock.

        "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

        "Restricted Common Stock" shall mean shares of Common Stock constituting Restricted Securities.

        "Restricted Securities" shall mean the Warrant
Shares, including any shares of Common Stock or other securities convertible into or exchangeable for Common Stock or received as a stock dividend or other distribution in respect to any of the foregoing, held by the Warrant Holder or its successors and assigns evidenced by certificates bearing a restrictive legend prohibiting transfer of such Restricted Securities unless the transfer of the Restricted Securities evidenced thereby is registered under the Securities Act or the transfer complies with an exemption from such registration (a "Restrictive Legend").

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

   2. Required Registration. If at any time the Corpo-ration shall be requested in writing by one or more holders of not less than 100,000 shares of Restricted Common Stock in the aggregate, to effect the registration under the Securities Act of not less than an aggregate of 100,000 shares of Restricted Common Stock, such request shall be deemed an offer (the "Offer") to sell to the Corporation or its assigns for cash all of the shares of Restricted Common Stock for which registration is requested (the "Offered Securities") at a price equal to the average of the daily "market price" (as hereinafter defined) per share of the Common Stock for the ten consecutive trading days immediately preceding the date of receipt of such request by the Corporation. The "market price" for each trading day shall be the last reported sale price regular way of the Common Stock on the Composite Tape of the New York Stock Exchange on each such trading day upon which such a sale shall have been effected, or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange. The Offer shall remain open for a period of ten calendar days immediately following the date of receipt by the Corporation of the registration request (the "Offer Period"). To accept the Offer, the Corporation or its assigns must give written notice (the "Notice of Acceptance") to the requesting holder prior to the end of the Offer Period of the Corporation's intention to accept the Offer. The Corporation shall purchase from the requesting holder(s), and the requesting holder(s) shall sell to the Corporation, upon the terms of the Offer, the Offered Securities pursuant to the Notice of Acceptance within ten business days after the date that the Notice of Acceptance is received by the requesting holder(s). If the Corporation does not accept the Offer prior to the expiration of the Offer Period, the Corporation shall promptly give written notice of such proposed registration to all other holders of Restricted Securities, including the Warrant Holder, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the shares of Restricted Common Stock that the Corporation has been requested to register by any holder in any response received by the Corporation within 30 days after the date of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

        (a) The Corporation shall not be obligated to file any registration statement with respect to Restricted Common Stock if in the opinion of counsel satisfactory to the Cor-poration and the holder of such securities the proposed transfer may be effected without registration under the Securities Act, and any certificate evidencing the shares so to be transferred need not bear a Restrictive Legend.

        (b) The Corporation shall not be obligated to effect any registration except at the request of the holder or holders of Restricted Common Stock who shall request registra-tion of Restricted Common Stock then owned or obtainable by them representing in the aggregate not less than 100,000 shares of outstanding Restricted Common Stock.

        (c) The Corporation shall not be obligated to file and cause to become effective (i) more than two registration statements in which shares of Restricted Common Stock are reg-istered under the Securities Act pursuant to this Section 2, or (ii) any registration statement within three months after the effective date of any other registration statement filed by the Corporation relating to any public offering of securities of the Corporation for cash for the Corporation's own account.

   3. Incidental Registration. If the Corporation at any time proposes for any reason to register any of its Common Stock under the Securities Act in connection with a proposed offering to the general public, the Corporation shall at such time promptly give written notice to all holders of Restricted Common Stock of its intention to do so, and, upon the written request, received by the Corporation within 30 days after the date of any such notice, of the holders of any Restricted Common Stock to register any shares of Restricted Common Stock, the Corporation shall use its best efforts to cause all such shares of Restricted Common Stock the holders of which shall have so requested registration thereof to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent necessary to permit the sale or other disposition by the prospective seller or sellers of the shares of Restricted Common Stock so registered. In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to this Section 3 to register shares of Restricted Common Stock may specify that such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises the holders thereof in writing that the inclusion of all shares of the Restricted Common Stock and other Common Stock of the Corporation entitled to be included in the registration ("Other Registrable Stock") originally covered by a request for registration would interfere with the successful marketing of such securities, the number of shares of Re-stricted Common Stock and Other Registrable Stock that may, in the sole discretion of the managing underwriter, be included in the underwritten public offering on behalf of the holders thereof, if any, shall be allocated: first, to the Warrant Holder, second to the holders of the Restricted Common Stock in proportion, as nearly as practicable, to the respective number of shares of Restricted Common Stock which they had requested to be included in such underwritten public offering and, thereafter, among the holders of the Other Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Other Registrable Stock which they had requested to be included in such underwritten public offering.

   4. Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the reg-istration of any shares of Restricted Common Stock, the Corporation shall, as expeditiously as practicable:

        (a)  prepare and file with the Commission a
registration statement with respect to such shares (on
Commission Form S-3 to the extent the Corporation is eligible to use Form S-3) and use its best efforts to cause such registration statement to become and remain effective;

        (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be neces-sary to keep such registration statement effective for at least six months (two years to the extent such registration statement was prepared and filed on Form S-3) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Restricted Common Stock covered by such registration statement;

        (c) furnish to each seller such number of copies of a summary prospectus or other prospectus, including a prelimi-nary prospectus, in conformity with the requirements of the Securities Act and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such shares of Restricted Common Stock;

        (d) use its best efforts to register or qualify the shares of Restricted Common Stock covered by such registration statement under the securities or blue sky laws of such juris-dictions as each such seller shall reasonably request and do any and all other acts or things that may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such shares;

        (e)  notify each seller of shares of Restricted
Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

        (f) file, on a timely basis, all reports and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934.

   5. Expenses. The Corporation shall pay all expenses incurred in complying with Sections 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of the Corporation's counsel; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Common Stock covered by any such registration shall be borne by the respective sellers thereof, in propor-tion to the respective number of shares of Restricted Common Stock sold by each of them.

   6.   Holdback Agreements.

        (a) The Warrant Holder and each other holder of Restricted Common Stock agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten registration effected by the Corporation (except as part of such underwritten registration), unless the manag-ing underwriter otherwise agrees.

        (b) The Corporation agrees not to effect any public sale or distribution of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten registration pursuant to a registration statement in which any shares of Restricted Common Stock are included, unless the managing underwriters otherwise agrees.

   7.   Cooperation of Holders of Restricted Securities.
Each prospective seller of shares of Restricted Common Stock registered or to be registered under any registration hereunder shall furnish to the Corporation such information and execute such documents regarding the shares held by such seller and the intended method of disposition thereof as the Corporation shall reasonably request and as shall be required in connection with the registration or qualification to be made by the Corporation.

   8. Indemnification. In the event of any registration of any shares of Restricted Common Stock under the Securities Act pursuant to this Agreement or registration or qualifi-cation of any shares of Restricted Common Stock pursuant to
Section 4(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabili-ties (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus contained therein, or any amendment or supplement thereto, or any document incident to regis-tration or qualification of any shares of Restricted Common Stock pursuant to Section 4(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse each person indemnified hereunder for all legal or other expenses reasonably and as incurred by him or it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to registration or qualification of any Restricted Common Stock pursuant to Section 4(d) hereof in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or underwriter specifically for use in the preparation there-of.

   Before shares of Restricted Common Stock held by any prospective seller shall be included in any registration pursuant to this Agreement, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement and any person who controls the Corporation within the meaning of the Securities Act with respect to any material statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

   Promptly after receipt by a person indemnified hereunder of notice of the commencement of any action involving a claim referred to in either of the preceding paragraphs of this
Section 8, such indemnified person will, if a claim in respect thereof is made against any indemnifying person, give written notice to the latter of the commencement of such action, the failure of which shall not relieve the indemnifying party of any liability hereunder unless the failure to give such notice prejudiced the indemnifying party. In case any such action is brought against an indemnified person, the indemnifying person will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying person similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election so to assume the defense thereof, the indemnifying person shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

   9.   Restrictions on Future Agreements to Register
Shares. Without the prior written consent of the holders of at least 60% of the voting power of the outstanding Restricted Common Stock, the Corporation agrees not to enter into any other agreement that grants the holder of any of the Corporation's securities the right to require the Corporation to cause such securities to be registered under the Securities Act.

   10. Notices. Any notice provided for in this Agreement must be in writing and must be mailed by certified mail, return receipt requested, or sent via overnight delivery service, to the recipient at the address indicated below:

        To the Corporation:

        Aydin Corporation
        700 Dresher Road
        Horsham, PA  19044
        Attention:  I. Gary Bard, Chairman,
                      President and Chief Executive Officer

        with a copy to:

        Duane, Morris & Heckscher
        4200 One Liberty Place
        Philadelphia, PA  19103-7396
        Attention:  Frederick W. Dreher, Esq.

        To the Warrant Holder:

        EA Industries, Inc.
        185 Monmouth Parkway
        West Long Branch, NJ  07764
        Attention:  President

        with a copy to:

        Mesirov Gelman Jaffe Cramer & Jamieson
        1735 Market Street
        Philadelphia, PA  19103
        Attention:  Richard P. Jaffe, Esq.

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received by the party to whom it is addressed.

   11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, con-strued and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

   12. Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.

   13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, personal representatives, successors and assigns.

   14. Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of con-flicts, of the State of Delaware.

   15. Supersedes Other Agreements. If this Agreement shall conflict in any respect with all or any portion of any other agreement or instrument to which any party hereto is a party, the provisions of this Agreement shall supersede such conflicting agreement or instrument or portion thereof.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AYDIN CORPORATION


                              By:_________________________
                                 I. Gary Bard,
                                   Chairman, President and
                                   Chief Executive Officer



                              EA INDUSTRIES, INC.


                              By:_________________________

                                                      Exhibit 4.3
                REGISTRATION RIGHTS AGREEMENT
                _____________________________

      REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as
of January   , 1997 between Aydin Corporation, a Delaware cor-
poration (the "Corporation") and EA Industries, Inc., a New
Jersey corporation (the "Stockholder").

                         RECITALS:
                         _________

    WHEREAS, the Stockholder holds 596,927 shares (the "Shares") of Common Stock of the Corporation which the Stockholder purchased in January 1996 in connection with the Stockholder's intention to propose a business combination transaction between the Corporation and the Stockholder;

   WHEREAS, the Corporation and the Stockholder conducted negotiations regarding a possible business combination until October 8, 1996 on which date the Corporation and the Stockholder terminated their negotiations; and

   WHEREAS, the Stockholder has requested certain registration rights to facilitate its disposition of the Shares in a registered public offering and the Corporation has agreed to grant the Stockholder certain registration rights as set forth in this Agreement in order to facilitate the orderly distribution of the Shares;

   NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

   1. Definitions.  As used in this Agreement:

      "Commission" shall mean the Securities and Exchange
Commission, or any other federal agency at the time administering the Securities Act.

      "Common Stock" shall mean the Corporation's $1.00 par value Common Stock.

      "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

      "Restricted Common Stock" shall mean shares of Common
Stock constituting Restricted Securities.

      "Restricted Securities" shall mean the Shares, including any shares of Common Stock or other securities convertible into or exchangeable for Common Stock or received as a stock dividend or other distribution in respect to any of the foregoing, held by the Stockholder or its successors and assigns evidenced by certificates bearing a restrictive legend prohibiting transfer of such Restricted Securities unless the transfer of the Restricted Securities evidenced thereby is registered under the Securities Act or the transfer complies with an exemption from such registration (a "Restrictive Legend").

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Transfer" shall include any disposition of any shares of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

   2. Required Registration. If at any time the Corporation shall be requested in writing by the Stockholder, or any holder of not less than 250,000 shares of Restricted Common Stock, to effect the registration under the Securities Act of not less than an aggregate of 250,000 shares of Restricted Common Stock, such request shall be deemed an offer (the "Offer") to sell to the Corporation or its assigns for cash all of the shares of Restricted Common Stock for which registration is requested (the "Offered Securities") at a price equal to the average of the daily "market price" (as hereinafter defined) per share of the Common Stock for the ten consecutive trading days immediately preceding the date of receipt of such request by the Corporation. The "market price" for each trading day shall be the last reported sale price regular way of the Common Stock on the Composite Tape of the New York Stock Exchange on each such trading day upon which such a sale shall have been effected, or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange. The Offer shall remain open for a period of ten calendar days immediately following the date of receipt by the Corporation of the registration request (the "Offer Period"). To accept the Offer, the Corporation or its assigns must give written notice (the "Notice of Acceptance") to the requesting holder prior to the end of the Offer Period of the Corporation's intention to accept the Offer. The Corporation shall purchase from the requesting holder(s), and the requesting holder(s) shall sell to the Corporation, upon the terms of the Offer, the Offered Securities pursuant to the Notice of Acceptance within ten business days after the date that the Notice of Acceptance is received by the requesting holder(s). If the Corporation does not accept the Offer prior to the expiration of the Offer Period, the Corporation shall promptly give written notice of such proposed registration to all other holders of Restricted Securities, including the Stockholder, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securi-ties Act of the shares of Restricted Common Stock that the Corporation has been requested to register by any holder in any response received by the Corporation within 30 days after the date of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

      (a) The Corporation shall not be obligated to file any registration statement with respect to Restricted Common Stock if in the opinion of counsel satisfactory to the Corporation and the holder of such securities the proposed transfer may be effected without registration under the Securities Act, and any certificate evidencing the shares so to be transferred need not bear a Restrictive Legend.

      (b) The Corporation shall not be obligated to effect any registration except at the request of the holder or holders of Restricted Common Stock who shall request registra-tion of Restricted Common Stock then owned or obtainable by them representing in the aggregate not less than 250,000 shares of outstanding Restricted Common Stock.

      (c) The Corporation shall not be obligated to file and cause to become effective (i) more than two registration statements in which shares of Restricted Common Stock are reg-istered under the Securities Act pursuant to this Section 2 at the request of the Stockholder, or (ii) any registration statement within three months after the effective date of any other registration statement filed by the Corporation relating to any public offering of securities of the Corporation for cash for the Corporation's own account.

   3. Incidental Registration. If the Corporation at any time proposes for any reason to register any of its Common Stock under the Securities Act in connection with a proposed offering to the general public, the Corporation shall at such time promptly give written notice to all holders of Restricted Common Stock of its intention to do so, and, upon the written request, received by the Corporation within 30 days after the date of any such notice, of the holders of any Restricted Common Stock to register any shares of Restricted Common Stock, the Corporation shall use its best efforts to cause all such shares of Restricted Common Stock the holders of which shall have so requested registration thereof to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent necessary to permit the sale or other disposition by the prospective seller or sellers of the shares of Restricted Common Stock so registered. In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request pursuant to this Section 3 to register shares of Restricted Common Stock may specify that such shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that if the managing underwriter determines and advises the holders thereof in writing that the inclusion of all shares of the Restricted Common Stock and other Common Stock of the Corporation entitled to be included in the registration ("Other Registrable Stock") originally covered by a request for registration would interfere with the successful marketing of such securities, the number of shares of Re-stricted Common Stock and Other Registrable Stock that may, in the sole discretion of the managing underwriter, be included in the underwritten public offering on behalf of the holders thereof, if any, shall be allocated: first, to the Stockholder, second to the holders of the Restricted Common Stock in proportion, as nearly as practicable, to the respec-tive number of shares of Restricted Common Stock which they had requested to be included in such underwritten public offering and, thereafter, among the holders of the Other Registrable Securities in proportion, as nearly as practi-cable, to the respective number of shares of Other Registrable Stock which they had requested to be included in such underwritten public offering.

   4. Preparation and Filing. If and whenever the Corpora-tion is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any shares of Restricted Common Stock, the Corporation shall, as expeditiously as practicable:

      (a)    prepare and file with the Commission a
registration statement with respect to such shares (on
Commission Form S-3 to the extent the Corporation is eligible to use Form S-3) and use its best efforts to cause such registration statement to become and remain effective;

      (b) prepare and file with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be neces-sary to keep such registration statement effective for at least six months (two years to the extent such registration statement was prepared and filed on Form S-3) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Restricted Common Stock covered by such registration statement;

      (c) furnish to each seller such number of copies of a summary prospectus or other prospectus, including a prelimi-nary prospectus, in conformity with the requirements of the Securities Act and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such shares of Restricted Common Stock;

      (d) use its best efforts to register or qualify the shares of Restricted Common Stock covered by such registration statement under the securities or blue sky laws of such juris-dictions as each such seller shall reasonably request and do any and all other acts or things that may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of such shares;

      (e) notify each seller of shares of Restricted Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period men-tioned in clause (b) of this Section 4, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospec-tus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

      (f) file, on a timely basis, all reports and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934.

   5. Expenses. The Corporation shall pay all expenses incurred in complying with Sections 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of the Corporation's counsel; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Common Stock covered by any such registration shall be borne by the respective sellers thereof, in propor-tion to the respective number of shares of Restricted Common Stock sold by each of them.

   6. Holdback Agreements.

      (a) EA and each other holder of Restricted Common Stock agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities con-vertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten registration effected by the Corporation (except as part of such underwritten registration), unless the managing underwriter otherwise agrees.

      (b) The Corporation agrees not to effect any public sale or distribution of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten registration pursuant to a registration statement in which any shares of Restricted Common Stock are included, unless the managing underwriters otherwise agrees.

   7. Cooperation of Holders of Restricted Securities. Each prospective seller of shares of Restricted Common Stock regis-tered or to be registered under any registration hereunder shall furnish to the Corporation such information and execute such documents regarding the shares held by such seller and the intended method of disposition thereof as the Corporation shall reasonably request and as shall be required in connection with the registration or qualification to be made by the Corporation.

   8. Indemnification. In the event of any registration of any shares of Restricted Common Stock under the Securities Act pursuant to this Agreement or registration or qualification of any shares of Restricted Common Stock pursuant to Section 4(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any shares of Restricted Common Stock pursuant to Section 4(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse each person indemnified hereunder for all legal or other expenses rea-sonably and as incurred by him or it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to registration or qualification of any Restricted Common Stock pursuant to Section 4(d) hereof in reliance upon and in conformity with written information furnished to the Corpora-tion through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

   Before shares of Restricted Common Stock held by any prospective seller shall be included in any registration pursuant to this Agreement, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement and any person who controls the Corporation within the meaning of the Securities Act with respect to any material statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

   Promptly after receipt by a person indemnified hereunder of notice of the commencement of any action involving a claim referred to in either of the preceding paragraphs of this
Section 8, such indemnified person will, if a claim in respect thereof is made against any indemnifying person, give written notice to the latter of the commencement of such action, the failure of which shall not relieve the indemnifying party of any liability hereunder unless the failure to give such notice prejudiced the indemnifying party. In case any such action is brought against an indemnified person, the indemnifying person will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying person similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election so to assume the defense thereof, the indemnifying person shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

   9. Restrictions on Future Agreements to Register Shares. Without the prior written consent of the holders of at least 60% of the voting power of the outstanding Restricted Common Stock, the Corporation agrees not to enter into any other agreement that grants the holder of any of the Corporation's securities the right to require the Corporation to cause such securities to be registered under the Securities Act.

   10. Notices. Any notice provided for in this Agreement must be in writing and must be mailed by certified mail, return receipt requested, or sent via overnight delivery service, to the recipient at the address indicated below:

      To the Corporation:

      Aydin Corporation
      700 Dresher Road
      Horsham, PA  19044
      Attention:  I. Gary Bard, Chairman,
                  President and Chief Executive Officer

      with a copy to:

      Duane, Morris & Heckscher
      4200 One Liberty Place
      Philadelphia, PA  19103-7396
      Attention:  Frederick W. Dreher, Esq.

      To the Stockholder:

      EA Industries, Inc.
      185 Monmouth Parkway
      West Long Branch, NJ  07764
      Attention:  President

      with a copy to:

      Mesirov Gelman Jaffe Cramer & Jamieson
      1735 Market Street
      Philadelphia, PA  19103
      Attention:  Richard P. Jaffe, Esq.

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received by the party to whom it is addressed.

   11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, con-strued and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

   12. Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement.

   13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, personal representatives, successors and assigns.

   14. Choice of Law. All questions concerning the construc-tion, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

   15. Supersedes Other Agreements. If this Agreement shall conflict in any respect with all or any portion of any other agreement or instrument to which any party hereto is a party, the provisions of this Agreement shall supersede such con-flicting agreement or instrument or portion thereof.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AYDIN CORPORATION

                              By: /s/ I. Gary Bard
                                 I. Gary Bard,
                                 Chairman, President and
                                 Chief Executive Officer


                              EA INDUSTRIES, INC.

                              By: /s/ Irwin L. Gross

                                                     Exhibit 5

                        [LOGO] AYDIN

April 4, 1997

Board of Directors
Aydin Corporation
700 Dresher Road
Horsham, PA   19044

   Re: Aydin Corporation Form S-3 Registration Statement

Gentlemen:

   As Corporate Counsel for Aydin Corporation (the Company ), a Delaware corporation, I have reviewed the Company s Registration Statement on Form S-3 (the Registration Statement ) relating to the offer and sale by EA Industries, Inc. (the Selling Stockholder ) of up to 596,927 shares (the Shares ) of the Company s Common Stock, par value $1.00 per share.

   I have examined copies of the Company s Restated Certification of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, issuance and sale of the Shares, and such other documents and matters of law as I have deemed necessary or appropriate in order to render this opinion.

   Based upon the foregoing, it is my opinion that each of the Shares is duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

   I hereby consent to the use of this opinion in the Registration
Statement.

                         Sincerely,

                         /s/ Robert A. Clancy
                         Robert A. Clancy
                         Secretary and
                         Corporate Counsel

__________________________________________________________________

             700 Dresher Road, PO Box 349, Horsham, PA 19044 USA
        Tel: 215-657-7510 - Fax: 21-657-3830 - Internet: www.aydin.com

                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


   We have issued our reports dated March 7, 1997 accompanying the consolidated financial statements of Aydin Corporation and subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
April 2, 1997